Exhibit 99.1
FOR IMMEDIATE RELEASE
     Contacts:

Shad Burke	Kirsten Garvin
Interim Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com
Roderick M. Sherwood, III Joins Dot Hill as Director
CARLSBAD, Calif. — June 5, 2006 — Dot Hill Systems Corp. (NASDAQ:HILL) announced today that Roderick M. Sherwood, III has been appointed to the Dot Hill board of directors.
Mr. Sherwood has served as chief financial officer, operations for The Gores Group, LLC, a private equity firm since 2005. Prior to joining the Gores Group, Mr. Sherwood was senior vice president and chief financial officer for Gateway, Inc. where he was responsible for corporate financial processes and controls, treasury activities and cost reduction programs. He was also integrally involved in the company’s acquisition of eMachines. Mr. Sherwood has over 25 years experience in successful financial and operations capacities for companies such as Chrysler Corporation, Opsware, Inc. (formerly Loudcloud, Inc.) and Hughes Electronics Corporation. Mr. Sherwood received his MBA from Harvard Graduate School of Business and holds an Honors Bachelor of Arts Degree, with Distinction, in Economics from Stanford University.
“We are delighted that Rod Sherwood has been appointed to the Dot Hill board of directors,” said Charles Christ, Dot Hill chairman. “With his impressive qualifications in the areas of finance and operations, we anticipate his contributions to the board and to the company as a whole will be invaluable.”
Mr. Sherwood’s appointment brings the total number of directors on the Dot Hill board to six, and the number of independent directors to four. Mr. Sherwood will also assume the role of chairman for the board’s Audit Committee.
“I look forward to contributing to the efforts of the Dot Hill board of directors,” said Mr. Sherwood. “It is exciting to be involved with an innovative technology company that is poised for success, and I am eager to participate in the strategic decisions that will enable the future growth of Dot Hill.”
Dot Hill is a market leader in providing flexible storage offerings and responsive service and support to OEMs and system integrators, from engagement through end-of-life. Founded in 1984, Dot Hill has more than two decades of expertise in developing high-quality, competitively priced storage products. Focused on delivering global 24 X 7 X 365 technical support, Dot Hill has more than 100,000 systems in use worldwide and numerous OEM and indirect partners. With its patented technology and award-winning SANnet® II and RIO Xtreme™ families of storage and its Dot Hill Storage Services, Dot Hill makes storage easy. Headquartered in Carlsbad, Calif., Dot Hill has offices in China, Germany, Israel, Japan, Netherlands, United Kingdom and the United States. More information is available at www.dothill.com.
Dot Hill, the Dot Hill logo, SANnet, SANpath, SANscape, RIVA and RIO Xtreme are trademarks of Dot Hill Systems Corp. All other products and names mentioned herein are trademarks or registered trademarks of their respective owners.
Certain statements contained in this press release regarding matters that are not historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the performance of Dot Hill stock as a result of Mr. Sherwood’s presence on the board of directors. The risks that contribute to the uncertain nature of the forward-looking statements include: unforeseen technological, intellectual property, supply or engineering issues and changing customer preferences. However, there are many other risks not listed here that may affect the future business of Dot Hill, as well as the forward-looking statements contained herein. To learn about such risks and uncertainties, you should read the risk factors set forth in Dot Hill’s public filings with the SEC, including the Forms 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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